UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2014

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On July 30, 2014, Robert D. Kelly announced his intention to resign as Chief Financial Officer (including as Principal Financial and Accounting Officer) of SolarCity Corporation (“SolarCity”), with an effective date of August 11, 2014. Mr. Kelly will remain an employee of SolarCity through August 18, 2014.

Appointment of Chief Financial Officer

On August 4, 2014, SolarCity announced the appointment of Brad Buss as Chief Financial Officer. Mr. Buss will also serve as SolarCity’s Principal Financial and Accounting Officer, and it is anticipated that he will commence employment on August 11, 2014. Mr. Buss served as Chief Financial Officer and Executive Vice President, Finance and Administration of Cypress Semiconductor Corp., a semiconductor design and manufacturing company, from August 2005 until June 2014. Mr. Buss has served as a member of the board of directors of Tesla Motors, Inc. since November 2009 and CafePress.com since October 2007.

The information regarding the compensation of Mr. Buss required by Item 5.02(c)(3) of Form 8-K will be filed by an amendment to this Form 8-K containing such information within four business days after the information is determined.

On August 4, 2014, SolarCity issued a press release regarding the appointment of Mr. Buss and resignation of Mr. Kelly. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release dated August 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:	/s/ Lyndon R. Rive
Lyndon R. Rive
Chief Executive Officer

Date: August 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 4, 2014.